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                          LETTER TO BENEFICIAL HOLDERS

                                  $100,000,000

                              INTEGON CORPORATION
            OFFER TO PURCHASE FOR CASH AND SOLICITATION OF CONSENTS

THE TENDER OFFER (AS DEFINED BELOW) WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, DECEMBER 10, 1997, UNLESS EXTENDED OR EARLIER TERMINATED (AS MAY BE SO EXTENDED, THE "EXPIRATION TIME"). THE CONSENT DATE IS TUESDAY, NOVEMBER 25, 1997 OR SUCH LATER DATE AS DESCRIBED IN THE OFFER TO PURCHASE (AS DEFINED BELOW). THE RECORD DATE IS NOVEMBER 14, 1997.

                                                               November 12, 1997

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase and Consent Solicitation Statement of Integon Corporation, a Delaware corporation (the "Company"), dated November 12, 1997 (the "Offer to Purchase") and the accompanying Consent and Letter of Transmittal (the "Letter of Transmittal") in connection with the offer by the Company to purchase for cash, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the Letter of Transmittal (the "Tender Offer"), any and all of the outstanding
10 3/4% Capital Securities, Series B issued by Integon Capital I, a Delaware business trust (the "Capital Securities"). In conjunction with the Tender Offer, the Company is soliciting consents (the "Consent Solicitation") from Holders of Capital Securities on the Record Date (and in the case of tendering Holders who were not Holders on the Record Date, a validly delivered Proxy (as defined in the Offer to Purchase)) to the Proposed Amendments (as defined in the Offer to Purchase) to the Junior Subordinated Indenture (as defined in the Offer to Purchase) and execution of the Supplemental Indenture (as defined in the Offer to Purchase).

     The Total Consideration for each $1,000 liquidation amount of Capital Securities tendered and accepted for payment pursuant to the Tender Offer shall be $1,347.33 which includes Accumulated Distributions (as defined in the Offer to Purchase), up to, but not including, the Settlement Date (as defined below). The Tender Offer Consideration for each $1,000 liquidation amount of Capital Securities tendered shall be an amount equal to the Total Consideration minus the Consent Payment.

     We are the registered Holder of Capital Securities held for your account. A tender of such Capital Securities can be made and consent to the Proposed Amendments to the Junior Subordinated Indenture and execution of the Supplemental Indenture may be given only by us as the Holder and pursuant to your instructions.

     THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER CAPITAL SECURITIES HELD BY US FOR YOUR ACCOUNT OR TO CONSENT TO THE PROPOSED AMENDMENTS AND EXECUTION OF THE SUPPLEMENTAL INDENTURE.

     We request that you advise us whether you wish us to tender any or all of the Capital Securities held by us for your account and to consent to the Proposed Amendments and execution of the Supplemental Indenture upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

     Your instructions to us should be forwarded as promptly as possible in order to permit us to execute a Letter of Transmittal, tender your Capital Securities and deliver your Consent to the Proposed Amendments and execution of the Supplemental Indenture on your behalf in accordance with the terms of the Tender Offer. The deadline for Holders to qualify to receive the Consent Payment together with the Tender Offer Consideration is the Consent Time on the Consent Date, if on such date the Company has received the Minimum Consent (as defined in the Offer to Purchase).
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     Your attention is directed to the following:

     1. Upon the terms and subject to the conditions of the Tender Offer, payment will be made for Capital Securities accepted for payment in immediately available (same-day) funds on the third New York Stock Exchange trading day following the Expiration Time, or as soon as possible thereafter (the "Settlement Date").

     2. The Tender Offer will expire at 12:00 Midnight, New York City time, on Wednesday, December 10, 1997, unless extended or earlier terminated (the "Expiration Time").

     3. Holders of Capital Securities on the Record Date who desire to accept the Tender Offer must consent to the Proposed Amendments and execution of the Supplemental Indenture with respect to the tendered Capital Securities.

     4. Holders who purchase Capital Securities or whose purchase settles or is registered after the close of business on the Record Date and at or prior to the Consent Time on the Consent Date who wish to tender their Capital Securities in the Tender Offer must arrange with their seller to receive a duly completed, valid and unrevoked Proxy (as defined in the Offer to Purchase) (which may be in the form of an irrevocable proxy as set forth in the Letter of Transmittal) from the Holder on the Record Date of such Capital Securities. In order to facilitate the receipt of Consents, Capital Securities shall, during the period which commences November 12, 1997 and which will end at the Expiration Time, trade in the over-the-counter market "with proxy" providing the purchaser with the right to vote such acquired Capital Securities in the Consent Solicitation.

     5. IF YOU DESIRE TO TENDER ANY CAPITAL SECURITIES PURSUANT TO THE TENDER OFFER AND RECEIVE THE CONSENT PAYMENT AS WELL AS THE TENDER OFFER CONSIDERATION, WE MUST RECEIVE YOUR INSTRUCTIONS IN AMPLE TIME TO PERMIT US TO EFFECT A TENDER OF CAPITAL SECURITIES AND DELIVER THE RELATED CONSENTS AND RELATED PROXY, IF NECESSARY, ON YOUR BEHALF PRIOR TO THE CONSENT TIME WHICH IS 5:00 P.M., NEW YORK CITY TIME, ON THE CONSENT DATE WHICH IS TUESDAY, NOVEMBER 25, 1997 UNLESS EXTENDED OR EARLIER TERMINATED.

     6. If you desire to tender any Capital Securities pursuant to the Tender Offer and receive only the Tender Offer Consideration and not the Consent Payment, we must receive your instructions in ample time to permit us to effect a tender of Capital Securities on your behalf prior to the Expiration Time.

     7. The Company's obligation to pay the Tender Offer Consideration (and, if applicable, the Consent Payment) for tendered Capital Securities is subject to, among other things, the satisfaction of (1) the Minimum Consent Condition (as defined in the Offer to Purchase), (2) the Minimum Condition (as defined in the Offer to Purchase), and (3) certain conditions set forth in the Offer to Purchase under the caption "The Tender Offer and the Consent Solicitation -- Conditions of the Tender Offer."

     8. Tenders of Capital Securities may be withdrawn at any time prior to the Expiration Date. Thereafter, such tenders are irrevocable except that they may be withdrawn after Friday, January 9, 1998, unless previously accepted for payment as provided in the Offer to Purchase. Consents may be revoked at any time prior to the Consent Time so long as any Capital Securities tendered are concurrently withdrawn.

     9. Any transfer taxes with respect to the sale and transfer of any Capital Securities pursuant to the Tender Offer will be paid by the Company, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     If you wish to have us tender any or all of your Capital Securities and deliver your Consent to the Proposed Amendments and execution of the Supplemental Indenture, please so instruct us by completing, detaching and returning to us the instruction form set forth below. An envelope to return your instructions is enclosed.

     The Tender Offer is not being made to, and Consents are not being solicited from (nor will tenders of Capital Securities be accepted from or on behalf of), Holders in any jurisdiction in which the making of the Tender Offer or acceptance for payment of the Capital Securities would not be in compliance with the laws of that jurisdiction. However, the Company may, in its sole discretion, take such action as it may deem necessary to make the Tender Offer and solicit Consents in any such jurisdiction, and may extend the Tender Offer to, and solicit Consents from, Holders in that jurisdiction.

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     IMPORTANT: A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL (OR
A MANUALLY SIGNED FACSIMILE THEREOF) (OR IN THE CASE OF A BOOK-ENTRY TRANSFER,
AN AGENT'S MESSAGE) TOGETHER WITH THE CAPITAL SECURITIES (OR IN THE CASE OF A BOOK-ENTRY TRANSFER, A BOOK-ENTRY CONFIRMATION) AND ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE DEPOSITORY PRIOR TO THE CONSENT TIME ON THE CONSENT DATE WITH RESPECT TO HOLDERS WISHING TO RECEIVE THE CONSENT PAYMENT TOGETHER WITH THE TENDER OFFER CONSIDERATION. A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL (OR A MANUALLY SIGNED FACSIMILE THEREOF) (OR IN THE CASE OF A BOOK-ENTRY TRANSFER, AN AGENT'S MESSAGE) TOGETHER WITH THE CAPITAL SECURITIES
(OR IN THE CASE OF A BOOK-ENTRY TRANSFER, A BOOK-ENTRY CONFIRMATION) AND ALL OTHER REQUIRED DOCUMENTS OR A PROPERLY COMPLETED AND DULY EXECUTED NOTICE OF GUARANTEED DELIVERY MUST BE RECEIVED BY THE DEPOSITARY PRIOR TO THE EXPIRATION TIME WITH RESPECT TO HOLDERS WISHING TO RECEIVE ONLY THE TENDER OFFER CONSIDERATION.

       LETTER OF INSTRUCTION WITH RESPECT TO THE TENDER OFFER AND CONSENT

     The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase and Consent Solicitation Statement of the Company dated November 12, 1997, and the related Letter of Transmittal in connection with the Tender Offer by the Company to purchase the Capital Securities.

     This will instruct you to (a) tender the Capital Securities held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal, and (b) with respect to any Capital Securities to which you were the Holder of record on the Record Date, consent to the Proposed Amendments and execution of the Supplemental Indenture with respect to the Capital Securities tendered or (c) with respect to any Capital Securities to which you were not the Holder as of the Record Date, deliver a Proxy from the Holder as of the Record Date.

                                   SIGN HERE

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Signature                                              Signature
                                                       (If more than one account Holder)

-----------------------------------------------------  -----------------------------------------------------
Name (Please Print)                                    Name (Please Print)

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Address                                                Telephone No. (including Area Code)
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City, State and Zip Code                               Dated: ---------------------------------------- ,
                                                       1997

Aggregate Liquidation Amount of Capital Securities to be tendered and as to which Consent is given*:

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* The tender of Capital Securities by any Holder on the Record Date will constitute a Consent to the Proposed Amendments and execution of the Supplemental Indenture pursuant to the terms of the Offer to Purchase and the Letter of Transmittal. Holders of Capital Securities on the Record Date must consent to the Proposed Amendments and execution of the Supplemental Indenture in respect to all of the Capital Securities being tendered. Holders who are not Holders as of the close on the Record Date must deliver a Proxy herewith.

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